                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2006

                                   QMED, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-11411                   22-2468665
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                               25 Christopher Way
                           Eatontown, New Jersey 07724
               (Address of Principal Executive Offices) (Zip Code)

                                 (732) 544-5544
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

         On August 24, 2006, the Registrant and Michael Cox, its President and
Chief Executive Officer, entered into an amendment (the "Amendment") effective as of August 23, 2006, of Mr. Cox's employment agreement dated as of December 1,
2002. The Amendment amends certain severance provisions and provides, among other things, that the Registrant will pay Mr. Cox three times his base salary in severance payable in three annual installments and continue his health benefits for three years after termination if his employment is terminated under certain circumstances. In addition, upon expiration of the employment agreement or Mr. Cox's resignation (other than for Good Reason, as defined), Mr. Cox will be given an opportunity to consult for the Registrant for two years at a rate of
75% of his last base salary.

         The above description is qualified in its entirety by the Amendment, attached hereto as Exhibit 10.1

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits

              Exhibit Number                        Description

                  10.1              Amendment to Employment Agreement effective
                                    as of August 23, 2006 between the Registrant
                                    and Michael Cox.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          QMED, INC.

                                          By: /s/ William T. Schmitt, Jr.
                                             William T. Schmitt, Jr.
                                             Senior Vice President, Treasurer
                                             & Chief Financial Officer

Date: August 29, 2006

                                  EXHIBIT INDEX

Exhibit
Number                     Description

10.1                       Amendment to Employment Agreement effective as of
                           August 23, 2006 between the Registrant and Michael
                           Cox.

                                       4